Exhibit D
SIMCERE PHARMACEUTICAL GROUP
OFFER TO EXCHANGE
STOCK OPTIONS FOR REPLACEMENT RESTRICTED SHARES
ELECTION FORM AND RELEASE AGREEMENT
Instructions:
•	Before you complete or return this Election Form and Release Agreement (“Election Form”), you should read the Offering Circular dated April 21, 2009 that accompanies this Election Form.

•	You may obtain a copy of the Offering Circular by calling or sending an email to Zhang Yinghui at +86 25 8556 6666 ext. 8848 or zhangyinghui@simcere.com or Ren Weidong at +86 25 8556 6666 ext. 8800 or renweidong@simcere.com. The Offering Circular contains important information about the terms and conditions and risks of the Offer and explains many of the terms used in this Election Form.

•	Capitalized terms that are used in this Election Form and that are not defined in this Election Form are defined in the Offering Circular.

•	After you have read the Offering Circular and this Election Form, please complete this Election Form and return it to Simcere. You may return this Election Form by mail, email, hand delivery (during normal business hours) to the following addresses:
Zhang Yinghui
Simcere Pharmaceutical Group
No. 699-18 Xuan Wu Avenue
Xuan Wu District, Nanjing
Jiangsu Province 210042
People’s Republic of China
Email address: zhangyinghui@simcere.com
or
Ren Weidong
Simcere Pharmaceutical Group
No. 699-18 Xuan Wu Avenue
Xuan Wu District, Nanjing
Jiangsu Province 210042
People’s Republic of China
Email address: renweidong@simcere.com
     If you choose to return the Election Form by email, you must scan the completed Election Form in its entirety and send it via email to one of the email addresses above.
•	For additional information, it is important that you read the Offering Circular.

•	DEADLINE: If you wish to accept the Offer, we must receive this Election Form at the above address or email address no later than 11:59 p.m., Beijing time, on May 6, 2009, unless we extend the deadline for the Offer. If we do not receive an Election Form from you prior to this deadline, you will be deemed to have rejected the Offer.

A. Offer Election. I hereby (check the applicable box — if no election is checked, you will be deemed to have rejected the Offer and retain your Eligible Options):
☐	ACCEPT the Offer with respect to all of my Eligible Options. I further agree to be bound by the terms and conditions set forth in the Offering Circular, the release and the other terms and conditions set forth in Section C of this Election Form. (Sign and return this Election Form to Simcere.)

☐	REJECT the Offer. My Eligible Options will remain outstanding as described in the response to Question 16 in the Offering Circular. (Sign and return this Election Form to Simcere.)
B. Signature (All Persons). I hereby represent and confirm to Simcere that:
•	I have full power and authority to sign and deliver this Election Form and to tender any Eligible Options pursuant to the terms of the Offering Circular;

•	I have received and read, and I understand, the Offering Circular and the documents referenced in the Offering Circular, including this Election Form. The documents referenced in the Offering Circular (including this Election Form) are collectively referred to in this Election Form as the “Offer Documents”;

•	I have had adequate time and opportunity to ask questions of Simcere about the Offer and the Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Offer and the Offer Documents;

•	I understand that the Offer Documents contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Simcere or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Offer;

•	Simcere has not made any recommendation to me as to whether I should accept or reject the Offer, and any election to accept the Offer is wholly voluntary;

•	the information set forth in my Individual Option Statement is correct; and

•	My election to accept or reject the Offer is correctly set forth in Section A above.
     I understand that the Offer will expire at 11:59 p.m., Beijing time, on May 6, 2009, unless Simcere subsequently extends the expiration time. The actual day and time on which the Offer will expire is referred to as the “Expiration Time” in this Election Form. I understand that I may not revoke my election to accept or reject the Offer after the Election Form has been received and accepted by Simcere and that I cannot change or withdraw my election once I have submitted the Election Form unless Simcere has modified the Offer in a material manner.
     I understand and agree that my employment with Simcere is and will continue to be on an at-will basis (subject to any express written employment contract), and that my employment status with Simcere is not affected in any way by the Offer or by anything contained in the Offer Documents.
     I also understand that if I alter or modify this Election Form in any way (other than by checking the box corresponding to my election in Section A and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Simcere.
     The Offer and the Offer Documents shall be governed by and construed and enforced in accordance with the laws of the state of New York. In the event of any conflict or discrepancy between the English and Chinese versions of the Offer Documents, the English version shall prevail.

     If I have accepted the Offer (as indicated in Section A of this Election Form) as to my Eligible Options, I agree to be bound by the terms and conditions of, and acknowledge that I have read and understand, the Offering Circular, the release and other terms and conditions set forth in Section C of this Election Form, which are hereby incorporated by reference.
C. Other Terms and Conditions (For Persons Accepting the Offer Only)
By accepting the Offer (by marking such election in Section A of this Election Form), and by my signature in this Election Form, I hereby agree with Simcere as follows:
•	Subject to all of the terms and conditions of the Offer, I hereby tender all of my Eligible Options (such exchanged options are referred to in this as “Cancelled Options”), and I agree that, subject to acceptance by Simcere, all of my Cancelled Options will automatically terminate effective on the first business day following the Expiration Time;

•	Upon acceptance of the Cancelled Options by Simcere, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Simcere and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this Election Form as “Released Persons”), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (collectively referred to in this Election Form as “Claims”), which I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled Options. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled Options. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled Options that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

•	I have not previously assigned or transferred to any person or entity (other than Simcere) any interest in my Cancelled Options, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

•	The Offer Documents comprise the entire agreement and final understanding concerning the Offer and my Cancelled Options, and the Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Simcere and me concerning the subject matter thereof. Simcere will not be bound by any representation, promise or agreement that is not specifically contained in the Offer Documents.

•	Simcere reserves the right, under the circumstances set forth in the Offering Circular, to terminate or amend the Offer, or to postpone its acceptance and cancellation of any Cancelled Options.

•	If any provision of the Offer Documents (including this Election Form and the release) is found to be invalid, such finding will not affect the validity and enforceability of the other provisions of such documents, so long as the essential economic provisions of this Election Form and the Offer can still be given effect.

•	I agree to pay the par value of $0.01 per share of the Replacement Restricted Shares that I receive pursuant to the Offer and to make such payment no later than the time I sell such Replacement Restricted Shares.

•	I agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Election Form and the Offer and which are not inconsistent with the terms of the Offering Circular.

     This form must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified, and proper evidence of the authority of such person to act in such capacity must be submitted with this form.

SIGNATURE	PRINT NAME	DATE
FOR COMPANY USE ONLY
[To be completed by Simcere after the exchange to certify that the exchange has been completed.]
Accepted and Agreed on Behalf of Simcere Pharmaceutical Group.

SIGNATURE	TITLE	DATE

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